EXHIBIT 3.155
CHARTER
OF
LAKEWAY HOSPITAL CORPORATION
The undersigned, having capacity to contract and acting as the Incorporator for the above listed corporation under the Tennessee Business Corporation Act, adopts the following charter for such corporation:
1. The name of the corporation is Lakeway Hospital Corporation.
2. (a) The complete address of the corporation’s initial registered office in Tennessee is 306 Gay Street, Davidson County, Nashville, Tennessee 37201.
(b) The name of the initial registered agent, to be located at the address listed in 2(a) is Corporation Service Company.
3. The name and complete address of the incorporator is Sara Martin-Michels. 155 Franklin Road, Suite 400, Williamson County, Brentwood, Tennessee 37027.
4. The complete address of the corporation’s principal office is 726 McFarland Street, Hamblen County, Morristown, Tennessee 37814.
5. The corporation is for profit.
6. The number of shares that the corporation is authorized to issue is Two Million. Five Hundred Thousand (2,500,000) shares of $.01 par value common stock which shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution of the corporation.
7. The business and affairs of the corporation shall be managed by a Board of Directors. The number of directors and their term shall be specified in the Bylaws of the corporation.
8. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders. (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 48-18-304 of the Tennessee Business Corporation Act (the “Tennessee Code”) or (iv) for am transaction from which the director derives an improper personal benefit. If the Tennessee Code is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Code, as so amended.
Any repair or modification of the foregoing paragraph by the stockholders of the Corporation t not adversely affect any right or protection of a director of the Corporation the of such repeal or modification.

9. Indemnification:
A. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, or is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an indemnitee whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the Mat extent authorized by the Tennessee as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights titan permitted prior thereto), against all expense, liability and loss including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to he a director or officer and shall inure to the benefit of the indenmitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify, any such indenmitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an ‘advancement of expenses*); provided, however, that, if the Tennessee Code requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. Right of lndemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (1) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Tennessee Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Tennessee Code, nor an determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, or in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Charter or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense. liability or loss under the Tennessee Code.
E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Tennessee Code with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
Dated this 14th day of April, 1994.
/s/ Sara Martin-Michels
Sara Martin-Michels
Incorporator

Secretary of State
Division of Business Servcies
James K. Polk building, Suite 1800
Nashville, TN 37243-0306
MASS CHANGE OF REGISTERED OFFICE (BY AGENT)
Pursuant to the provisions of Sections 48-15-102 and 48-25-108 .)f the Tennessee Business Corporation Act, Sections 48-55-102 and 48-:+5108 of the Tennessee Nonprofit Corporation Act, Section 48-208-102 of the Tennessee Limited Liability Company Act, Sections 61-2-104 and 61-2-904 of the Tennessee ___ Uniform Limited Partnership Act, and Section 61-1-144 of the Tennessee Uniform Limited Partnership Act, the undersigned registered agent hereby submits this application to change its business address and the registered office address of the businesses noted below:
1. The names of the affected corporations, limited liability companies; limited partnerships and limited liability partnerships are identified in the attached list y their S.O.S. control numbers, which list is incorporated herein by reference
2. The street address of Its current registered office is 500 Tallan Building - Two Union Square, Chattanooga, TN 37402-2571.
3. The name of the current registered agent is Corporation Service Company.
4. The street address (including county) of the new registered office is:
2908 Poston Avenue, Nashville, Tennessee 37203 (DAVIDSON)
5. After the change, the street addresses of the registered office and the business office of the registered agent will be identical.
B. The corporations, limited liability companies, limited partnerships and limited liability partnerships identified in the attached list have been notified of the change of address for the registered office.
May 1, 2000
Signature Date
/s/ John H. Pelletier
Signature of Registered Agent
John H. Pelletier, Asst. VP
Printed or Typed Name

MASS MANGE OF REGISTERED OFFICE (BY AGENT) Attachment

0001475	0040319	0101407		0147196	100:882	0210917°	0225109	1.123a7'!5	0251170	0253075	0266201	0272154
0001478	0040375	0101928		0147211	—0:10LJ	0210997	0225650	0239650	0251179	0260025	026624'	0273379
0003134	0340419	0104147		0147353	0184829	0211463	0225661	J239725	0251232	0260078	0266421	0273484
0003618	0040653	0105797		0147658	0185997	0211597	0225883	0240116	0251233	0260145	0286525	0073638
0005455	0040882	0106009		0148084	0104041	0211874	0228423	0240285	0251440	0260165	0266627	0272147
0005597	0040684	0107106		0149333	0186829	0212205	0228531	0240573	0251553	G • .348	0266896	0273720
0005862	0040732	0107394		0149460	0187262	0212372	mom	0241020	0251610	0260394	0267011	0273763
0008593	0040740	0108074		0150777	0187311	C112433	3227249	0241263	0251877	0260453	0207013	0273779
000,456	0040892	0109103		oisior	0187682	0212747	0227550	0241287	0251890	0260477	026700:	0273677
0010762	0041117	0109481		01512:4	01P3517	0212778	0227649	0241332	0252257	0260481	0267114	0274394
0011644	0041160	0109604		0151586	0188821	0212911	0227796	0241333	0252479	0260504	0267192	0274542
0012078	0811194	0109798		0151942	0168947	0212938	0227800	0241388	0252586	0260512	0267753	0274b70
0013094	0041241	0109	(89	0 133	01900..6	0213284	0227802	0241630	0252773	0260545	0267414	0274632
0013589	0041767	0110703		0152714	0190107	0213684	0227875	0241886	0252924	0280634	0287430	0274803
0014746	0041887	0112875		0153799	3191424	0213972	0228347	0241951	0753223	0260737	0267588	0274899
0015183	004'949	0113921		0153824	0191705	0214011	0228575	0241990	0253270	0280879	0287628	0274914
0017262	0,141090	0114200		0154828	010:730	0214324	0228797	0242008	0253289	0260947	0287867	0275057
0018’43	0042199	0114695		0155052	0193013	0214679	02290	0242167	0253331	0261142	0268067	0275105
0022442	0042278	011059:		0155395	0193327	1215175	0229026	0242184	0253559	0261184	6248074	0275162
0023383	0042334	0116348		0156030	0193571	.121552	(r29105	0242894	0253580	026122'	0288389	0275229
0024570	0042385	0117061		1158033	0125413	0216558	0229501	0242909	0253746	0231348	0268450	0'75579
3025344	0042406	0117270		015'936	0196548	0216036	0229562	0243013	0253814	0261426	0288709	0275761
0025528	0042473	0117274		0159826	0197188	0216127	0229670	0243112	0254176	0261537	0268947	0.73768
oo2r846	0042479	0117528		0159368	0197607	0216322	0229891	0243297	0254206	0261549	0266.1	0275831
0028496	0042548	0118166		mc1144	0197710	C216327	0229829	0243359	02343e4	0761573	orser	0775910
0028751	0042729	0120104		0162150	0196071	0216516	0229834	0243439	0254375	0261637	049156	0275964
0030777	0042779	0121052		1,162443	0196325	0218874	117402841	0244070	0254737	0241738	0289341	0276032
0031173	3042857	0121331		0163727	0196893	0217241	0740024	0244126	025756	0261739	0269652	0276221
0032673	0042880	0121319		—4746	0196993	0217299	0230069	0244275	0254602	0261774	02:1407	0"71330
0033077	0042887	0111790		0184778	0199147	0217390	0'30092	0244390	02550.5	0261543	0262692	0276392
0033339	1046767	0122440		0184984	0194775	0217805	0230217	0244700	0255384	0261912	0269E13	0275504
0033487	.847437	0122591		0165320	0200746	0217954	0230433	0244128	0255619	261964	0269700	nneoo
0035413	0047472	0124298		0166412	0200649	021811'	0230563	0244932	0256147	0261007	0269633	0277432
0035421	0047691	0124547		0168042	0201428	021812	0230899	0245182	0256.3E0	0262039	0270001	0277639
0035961	u°0.462	0124670		0146661	0201670	021816,	0231450	0245396	0256399	0262116	0270204	0271890
0036029	00/3784	0124618		0165710	0201703	0018485	0231522	0245459	0256489	0262154	0270225	0276726
0036440	1048951	0125410		0186768	0202021	1.218681	0232303	0245623	0758502	0262219	0270378	027.3967
0036940	0049990	0125850		01F'149	0202089	0210224	023271.8	0245641	0256598	003227U	0270479	0278994
0037002	00525.i3	0127450		7774	02023:1	0214232	0232717	02450,0.	0156740	0232400	0270566	0277238
0037120	0052913	01:7672		0187967	0202353	0219247	0232718	0248,"	025608	0262430	0270587	0277307
0037127	0053775	0127050		0188559	0202601	0219699	0232937	0246206	0257107	('63015	0270623	027'326
0037151	0056703	0128368		0168696	0202837	0220050	0233001	0248883	0257139	0263941	0270855	0277401
J037201	0060950	0126604		0169716	0202899	0220090	0233082	0247323	0257208	0263273	0270759	0277465
0037291	0082366	0132000		01704e0	0203316	0220093	0233406	0247428	0257290	0263554	0270796	07/7506
9037397	0063353	0132567		0170541	0203321	0220287	0233448	0247480	0257338	0263701	0270913	0277520
0037403	0084105	0132582		0171008	0203777	0220747	0,-,1594	0247784	0257394	0263705	0271074	0277657
0037418	0064442	0135104		0171019	0203643	0220833	0133744	0247796	0257451	0263435	0271126	027780

0037125	0065096	01352.6	0171227	0203871	0220710	0233754	0247943	025-4/1"	1263918	0271129		0277840
0037620	0065589	0136213	017140:	3965	0220848	0233901	0248064	0257469	.1264165	0271267		0277867
00371558	0067817	0138222	0171476	0006287	0220849	0234059	0248199	0257559	0264192	0271301		0277874
00371364	0067820	0136642	0'71852	0205363	0220958	0234708	0248316	0257739	0264309	0271409		0277964
0:17722	0060263	0137021	0172207	0205454	0221129	0235259	0248554	0257743	0264312	0271459		0278012
0036048	00719?0	0137494	0174088	0206566	0221284	0235260	024:449	0257610	0264405	0271570		0278066
0036103	0089629	0137527	0174155	00051247	0221495	0235368	0248901	0257868	0284615	0271603		0278107
00.8294	0003568	0137609	0174643	0206234	0221708	0235862	0249042	257840	3264618	0271812		027813
0038328	0090804	0137880	0174986	0206357	0221719	0235716	0249060	3257929	0264627	0271614		0276016
0038339	0091022	0138746	0175297	0206564	0221906	0235r'4	0249111	0257930	0264725	0271727		0278119
0038409	0091212	0140687	C175623	0206923	3222057	0236164	0249662	0257931	0264950	0271632		0276127
0038525	0091488	0141979	0175905	0207446	0222495	0236213	0250116	0257932	0284995	0271972		0278172
0036541	0092034	0142096	0178006	0207447	0222496	0236215	0250229	0257933	0265105	0272087		02782
7,(3.464!1	0092265	0142129	0176321	0207629	022252°	0234344	0250471	0257934	0265119	0272088		0278413
oner.)	0003234	0142180	0176475	0207945	0220d	0236668	0250483	0258057	0265248	0272248		02717501
003887	0093832	0142183	0178544	020650	0223391	023693.'	0250485	0251301	0265420	0272390		0278537
CO39214	0094659	0142301	0178939	0209026	0223391	0237164	0250506	0258407	0265432	0272M5		0276593
0039312	0095314	0142412	0178976	0209251	0223413	0237426	0250577	0258424	0265693	0272576		027%0-
003934’1	0095728	0143047	0179943	0209613	0223-22	C 37679	02'00600	0258506	0265723	02; ,10		02%332
0030539	W95449	0143206	0181171	0209044	0223916	02'7692	0150744	0258813	0265817	m729	(10	0278724
0039585	0095955	0144510	0182481	0209696	0224011	0237722	0250746	0259037	0265903	o272qi8		027 ,A3
0039605	0096232	014,1599	0182912	0209907	0224077	0237725	0250761	0259261	0265914	0273091		0278966
0039978	0097291	0144718	0183237	0210654	322411	0237893	0250773	0259374	0266133	0273104		0279032
0039934	0098798	0146652	0184056	0210830	0224532	0:,8704	0250883	0259886	0266180	0?73124		0279049
0040188	0101348	0146846	0164601	0210978	0:01655	0238719	0251158	C::9927	0266195	0273253		0279240

CHANGE OF REGISTERED
AGENT/OFFICE
(BY CORPORATION)
Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act. the undersigned corporation hereby submits this application:
1: The name of the corporation is LAKEWAY HOSPITAL CORPORATION
2 The street address of its current registered office is 2908 Poston Avenue: Nashville: TN 372033
3. If the current registered office is to be changed. the street address of the new registered office. the tip code of such office: and the count) in which the office is located is 1900 Church Street: Suite 400, Nashville, TN 37203
4. The name of the current registered agent is Corporation Service Company
5. If the current registered agent is to he hanged: the name of the new registered agent is:
National Registered Agents. Inc
6. After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.
Signature Date: 10-22-03
Name of Corporation: LAKE WAY HOSPITAL CORPORATION
Signer’s Capacity Asst. Sec.
Signature: /s/ Kimberly A. Wright
Name (typed or printed)

CHANGE OF REGISTERED
AGENT/OFFICE
Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:
1. The name of the corporation is Lakeway Hospital Corporation
2. The street address of its current registered office is 1900 Church Street, Suite 400, Nashville, TN 37203
3. If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which the office is located is c/o Lakeway Regional Hospital, 726 McFarland St., Morristown (Hamblen County), TN 37814
4. The name of the current registered agent is National Registered Agents, Inc.
5. If the current registered agent is to be changed, the name of the new registered agent is Priscilla Mills, CEO
6. After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.
Signature Date: 9-8-04
Name of Corporation: Lakeway Hospital Corporation
Signer’s Capacity: Assistant Secretary
Signature: /s/ Robin J. Keck
Name (typed or printed): Robin J. Keck

CORPORATION ANNUAL REPORT
THIS REPORT IS DUE ON OR BEFORE 04/01/05
SECRETARY OF STATE CONTROL NUMBER 0278113
(2A) NAME AND MAILING ADDRESS OF CORPORATION
LAKEWAY HOSPITAL CORPORATION
SHERRY CONNELLY
155 FRANKLIN RD-S400
BRENTWOOD, TN 37027
D 04/14/1994 FOR PROFIT
(2B) STATE OR COUNTRY OF INCORPORATION
TENNESSEE
(2C) ADD OR CHANGE MAILING ADDRESS:
A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE
726 MCFARLAND STREET, MORRISTOWN, TN 37814
B. CHANGE OF PRINCIPAL ADDRESS:
155 Franklin Rd., Ste. 400, Brentwood, TN 37027
NAME AND BUSINESS ADDRESS, INCLUDING ZIP CODE, OF THE PRESIDENT, SECRETARY AND OTHER PRINCIPAL OFFICERS
(ATTACH ADDITIONAL SHEET IF NECESSARY )
SEE ATTACHED LIST
BOARD OF DIRECTORS (NAMES, BUSINESS ADDRESS INCLUDING ZIP CODE) (ATTACH ADDITIONAL SHEET IF NECESSARY)
☐ SAME AS ABOVE ☐ NONE
OR LISTED BELOW
SEE ATTACHED LIST

A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS: PRISCILLA MILLS, CEO
B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS
c/o LAKEWAY Reg Hos., 726 McFARLAND ST, MORRISTOWN, TN 37814
C. INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE.
(I). CHANGE OF REGISTERED AGENT:
(II) CHANGE OF REGISTERED OFFICE:
A THIS BOX APPLIES ONLY TO NONPROFIT CORPORATIONS. OUR RECORDS REFLECT THAT YOUR NONPROFIT CORPORATION IS A PUBLIC BENEFIT OR A MUTUAL BENEFIT CORPORATION AS INDICATED IF BLANK OR INCORRECT, PLEASE CHECK APPROPRIATE BOX: PUBLIC MUTUAL
B IF A TENNESSEE RELIGIOUS CORPORATION, PLEASE CHECK BOX IF BLANK RELIGIOUS
SIGNATURE /s/ Robin J. Keck
(9) DATE 3-15-05
Type Print Name of Signer: Robin J. Keck
TITLE OF SIGNER: Assistant Secretary
**THIS REPORT MUST BE DATED AND SIGNED**

LAKEWAY HOSPITAL CORPORATION
DIRECTORS
T. Mark Buford
Linda K. Parsons
OFFICERS
William S. Hussey-President
W. Larry Cash-Exec VP/CFO
Rachel A. Scifert-SVP/Sec/Gen Counsel
Martin G. Schweinhart-SVP, Operations
Kenneth D. Hawkins — SVP, Acquisitions and Development
James W. Doucette-VP. Finance and Treasurer
Robert A. Horrar, VP/Admin
Linda Parsons-VP, Hum.Res.
Carolyn S. Lipp-SVP/Qual. & Resource Management
Terry H. Hendon — VP, Acquisitions & Dev:
Robert 0. Horrar — VP, Business Development and Managed Care
Larry Carlton-VP, Revenue Management
Sherry A. Connelly-Asst. Sec
Kimberly A. Wright -Asst. Sec
Robin J. Keck — Asst. Sec
Address for all officers and directors: 155 Franklin Road Suite 400, Brentwood, TN 37027

CORPORATION ANNUAL REPORT
THIS REPORT IS DUE ON OR BEFORE 04/01/06
SECRETARY OF STATE CONTROL NUMBER 0278113
(2A) NAME AND MAILING ADDRESS OF CORPORATION
LAKEWAY HOSPITAL CORPORATION
SHERRY CONNELLY
155 FRANKLIN RD-S400
BRENTWOOD, TN 37027
D 04/14/1994 FOR PROFIT
(2B) STATE OR COUNTRY OF INCORPORATION
TENNESSEE
(2C) ADD OR CHANGE MAILING ADDRESS:
7100 COMMERCE WAY SUITE 100
BRENTWOOD, TN 37027
(3) A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE
155 FRANKLIN RD, STE 400, BRENTWOOD, TN 37027
B. CHANGE OF PRINCIPAL ADDRESS:
7100 COMMERCE WAY SUITE 100, BRENTWOOD, TN 37027
(4) NAME AND BUSINESS ADDRESS, INCLUDING ZIP CODE, OF THE PRESIDENT, SECRETARY AND OTHER PRINCIPAL OFFICERS
(ATTACH ADDITIONAL SHEET IF NECESSARY )
SEE ATTACHED LIST
BOARD OF DIRECTORS (NAMES, BUSINESS ADDRESS INCLUDING ZIP CODE) (ATTACH ADDITIONAL SHEET IF NECESSARY)
☐ SAME AS ABOVE ☐ NONE
OR LISTED BELOW

SEE ATTACHED LIST
(6) A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS: PRISCILLA MILLS, CEO
B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS
c/o LAKEWAY Reg Hos., 726 McFARLAND ST, MORRISTOWN, TN 37814
C. INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE.
(I). CHANGE OF REGISTERED AGENT:
(II) CHANGE OF REGISTERED OFFICE:
(7)A. THIS BOX APPLIES ONLY TO NONPROFIT CORPORATIONS. OUR RECORDS REFLECT THAT YOUR NONPROFIT CORPORATION IS A PUBLIC BENEFIT OR A MUTUAL BENEFIT CORPORATION AS INDICATED IF BLANK OR INCORRECT, PLEASE CHECK APPROPRIATE BOX: ☐ PUBLIC ☐ MUTUAL
B IF A TENNESSEE RELIGIOUS CORPORATION, PLEASE CHECK BOX IF BLANK ☐ RELIGIOUS
SIGNATURE /s/ Robin J. Keck
(9) DATE 2-16-06
(10) Type Print Name of Signer: Robin J. Keck
(11) TITLE OF SIGNER: Assistant Secretary
**THIS REPORT MUST BE DATED AND SIGNED**
CONTINUED ON BACK

LAKEWAY HOSPITAL CORPORATION
DIRECTORS
T. Mark Buford
Linda K. Parsons
OFFICERS
William S. Hussey-President
W. Larry Cash-Exec VP/CFO
Rachel A. Seifert-SVP/Sec/Gen Counsel
Martin G. Schweinhart-SVP, Operations
Kenneth D. Hawkins — SVP, Acquisitions and Development
James W. Doucette-VP, Finance and Treasurer
T. Mark Buford-VP/Controller
Robert A. Horrar, VP/Admin
Linda Parsons-VP/Hum.Res.
Carolyn S. Lipp-SVP/Qual. & Resource Management
Terry H. Hendon – VP, Acquisitions & Dev.
Robert 0. Horrar — VP, Business Development
Larry Carlton-VP, Revenue Management
Tim G. Marlette – VP, Materials Management
Kathie G. Thomas – VP, Home Health Services
Gerald A. Weissman – VP, Medical Staff Development
J. Gary Seay – VP and CIO
Sherry A. Mori-Asst. Sec
Robin J. Keck – Asst. Sec
ADDRESS FOR ALL OFFICERS AND DIRECTORS: 7100 COMMERCE WAY SUITE 100, BRENTWOOD, TN 37027

ARTICLES OF AMENDMENT TO THE CHARTER
OF
LAKEWAY HOSPITAL CORPORATION SEP -5 PM 1:59
Corporate Control Number: 0278113
Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following articles of amendment to its charter:
1. The name of the corporation, as it appears of record, is Lakeway Hospital Corporation.
2. These Articles of Amendment are to be effective when filed by the Secretary of State.
3. Pursuant to these Articles of Amendment, Article VI of the State of Tennessee Charter of Lakeway Hospital Corporation is hereby amended in its entirety to read as follows:
“Article VI
The aggregate number of shares which the Corporation shall have authority to issue is Two Million, Five Hundred Thousand (2,500,000) shares of $0.01 par value common stock which shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution of the Corporation. Each One Million, Five Hundred Thousand (1,500,000) shares of the Corporation’s common stock issued and outstanding or held in the Corporation’s treasury immediately prior to the close of business on August 28, 2006 (“Effective Date”), shall be combined into one (1) fully paid and non-assessable share of common stock, par value of one cent ($.01) per share, of the Corporation (“Post-Split Common Stock”). Each certificate that immediately prior to the Effective Date represented shares of common stock (“Pre-Split Common Stock”) shall thereafter represent the number of shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock represented by such certificates shall be combined; provided, however, that each person holding of record a stock certificate(s) that represented shares of Pre-Split Common Stock shall receive, upon surrender of such certificate(s), a new certificate(s) representing the number of shares of Post-Split Common Stock to which such person is entitled by reason of the combination. The Corporation shall not issue fractional shares of Post-Split Common Stock with respect to the combination of shares provided for herein. The Corporation shall pay in cash the fair value of fractions of a share, based on a value of $26.19 per share of Pre-Split Common Stock, as of the Effective Date to any shareholder who is entitled to receive a fractional share as a result of the combination of shares provided for herein.”
4. Lakeway Hospital Corporation is for profit corporation.
5. The amendment described herein was duly adopted by the shareholders of Lakeway Hospital Corporation on August 28, 2006, at a meeting duly held and constituted.
Dated: August 28, 2006.

LAKEWAY HOSPITAL CORPORATION
By: /s/ Rachel A. Seifert
Rachel A. Seifert, Senior Vice President

CORPORATION ANNUAL REPORT
THIS REPORT IS DUE ON OR BEFORE 04/01/07
SECRETARY OF STATE CONTROL NUMBER 0278113
(2A) NAME AND MAILING ADDRESS OF CORPORATION
LAKEWAY HOSPITAL CORPORATION
7100 COMMERCE WAY, SUITE 100
BRENTWOOD, TN 37027
D 04/14/1994 FOR PROFIT
(2B) STATE OR COUNTRY OF INCORPORATION
TENNESSEE
(2C) ADD OR CHANGE MAILING ADDRESS:
4000 MERIDIAN BLVD.
FRANKLIN, TN 37067
(3) A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE
7100 COMMERCE WAY, SUITE 100, BRENTWOOD, TN 37027
B. CHANGE OF PRINCIPAL ADDRESS:
4000 MERIDIAN BLVD., FRANKLIN, TN 37067
(4) NAME AND BUSINESS ADDRESS, INCLUDING ZIP CODE, OF THE PRESIDENT, SECRETARY AND OTHER PRINCIPAL OFFICERS
(ATTACH ADDITIONAL SHEET IF NECESSARY )
SEE ATTACHED LIST
BOARD OF DIRECTORS (NAMES, BUSINESS ADDRESS INCLUDING ZIP CODE) (ATTACH ADDITIONAL SHEET IF NECESSARY)
☐ SAME AS ABOVE ☐ NONE OR LISTED BELOW
SEE ATTACHED LIST

(6) A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS: PRISCILLA MILLS, CEO
B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS
c/o LAKEWAY Reg Hos., 726 McFARLAND ST, MORRISTOWN, TN 37814
C. INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE.
(I). CHANGE OF REGISTERED AGENT:
(II) CHANGE OF REGISTERED OFFICE:
(7)A. THIS BOX APPLIES ONLY TO NONPROFIT CORPORATIONS. OUR RECORDS REFLECT THAT YOUR NONPROFIT CORPORATION IS A PUBLIC BENEFIT OR A MUTUAL BENEFIT CORPORATION AS INDICATED IF BLANK OR INCORRECT, PLEASE CHECK APPROPRIATE BOX: ☐ PUBLIC ☐ MUTUAL
B IF A TENNESSEE RELIGIOUS CORPORATION, PLEASE CHECK BOX IF BLANK ☐ RELIGIOUS
SIGNATURE /s/ Robin J. Keck
(9) DATE 3-5-07
(10) Type Print Name of Signer: Robin J. Keck
(11) TITLE OF SIGNER: Assistant Secretary
**THIS REPORT MUST BE DATED AND SIGNED**

LAKEWAY HOSPITAL CORPORATION
DIRECTORS:
T. Mark Buford
Linda K. Parsons
OFFICERS:
William S. Hussey-President
W. Larry Cash-Exec VP/CFO
Rachel A. Seifert-SVP/Sec/Gen Counsel
Martin G. Schweinhart-SVP, Operations
Kenneth D. Hawkins — SVP, Acquisitions and Development
James W. Doucette-VP, Finance and Treasurer
T. Mark Buford-VP/Controller
Robert A. Horrar, VP/Admin
Linda Parsons-VP/Hum.Res.
Carolyn S. Lipp-SVP/Qual. & Resource Management
J. Gary Seay-VP & CIO
Gerald A. Weissman-VP, Medical Staff Development
Terry H. Hendon – VP, Acquisitions & Dev.
Robert O. Horrar — VP, Business Development
Larry Carlton-VP, Revenue Management
Tim G. Marlette – VP, Materials Mgmt.
Kathie G. Thomas – VP, Home Health Services
Sherry A. Mori-Asst. Sec
Robin J. Keck – Asst. Sec
Address for all officers and directors: 4000 Meridian Blvd., Franklin, TN 37067